Exhibit 4.1

                           SHAREHOLDER RIGHTS PLAN

                               AMENDMENT NO. 1

     This Amendment No. 1 to the Shareholder Rights Plan (the "Plan") of Good Times Restaurants Inc., a Nevada corporation (the "Company"), is made effective as of the 21st day of September, 1999.

     WHEREAS, on September 21, 1999 the Board of Directors of the Company adopted a resolution to extend the expiration date of the Plan to September 30, 2000;

     NOW, THEREFORE, Section 1(k) of the Plan is hereby amended in its entirety to read as follows:

     (k)     "Final Expiration Date'" shall mean September 30, 2000.

     The remainder of the Plan shall be unaffected by this Amendment No. 1.

     IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to the Shareholder Rights Plan to be duly executed on its behalf as of the date first above written.

                                   GOOD TIMES RESTAURANTS INC.,
                                   a Nevada corporation


                                   By: /s/ Boyd E. Hoback
                                      _____________________
                                      Boyd E. Hoback, President and
                                      Chief Executive Officer